Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-228897

GENERAL MOTORS FINANCIAL COMPANY, INC.
$3,000,000,000
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated December 24, 2018
(To Prospectus dated December 19, 2018)

The current Registration Statement for the Notes (No. 333-228897) was automatically effective on December 19, 2018. As of December 24, 2018, the interest rates on the Notes will be as follows:

Principal Amount	Under $15,000	$15,000 - $50,000	Over $50,000
Interest Rate per Annum	2.50%	2.60%	2.75%